Exhibit 99.1

eXp Realty International Corporation Appoints COO and CFO

BELLINGHAM, WA – March 21, 2016 – eXp Realty International Corporation (OTCQB: EXPI), announced today that it has appointed Peter Nobel as its new Chief Operating Officer and Alan Goldman as its new Chief Financial Officer, effective March 16, 2016.

Dr. Nobel joins the Company after nearly 20 years as a Program Manager for Microsoft Corporation where he managed teams of program managers, developers, data analysts, and user researchers in designing and creating analysis and reporting tools, and dashboards to track metrics and performance. Nobel also employed Scrum for User Research to gain customer insight and analyzed data sets to provide strategic direction in the areas of competitive mobile devices, education devices, and the levers of Net Promoter Score (NPS). Nobel also designed and managed the agile development of numerous applications to help understand basic usage and problems customers were encountering; and, created a qualitative feedback tool, Send-a-Smile, that is used today by numerous teams throughout Microsoft to collect qualitative data and which received an honorable mention at the annual Engineering Excellence Awards. Nobel received two Gold Star awards during performance reviews at Microsoft.

“In my years at Microsoft I have been fortunate to work with great minds and visionaries, including several project reviews with Bill Gates,” Nobel said. “There is no question that the talent at eXp rivals that group of people, with a similar kind of visionary at the top in Glenn Sanford. I'm extremely thrilled to work together with such a brilliant group of people on making the company even more successful than it already is.”

Mr. Goldman joins the Company from PCAOB-registered Ingenium Accounting Associates, where he was a Partner focused on providing auditing services, attestation-related services, and outsourced CFO consulting services for both public and private companies. Goldman possesses expertise in financial reporting, business planning and financial business modeling, accounting software implementations, risk assessment, and back office operations. Goldman brings to eXp a thorough understanding and application of public company accounting standards and joins eXp after providing services for the Company in a consultative role for approximately the past three years.

“I am thrilled to join eXp and to play a part in the Company’s strategic growth and its commitment to creating new opportunities through the innovative utilization of technology,” said Goldman. “In addition to overseeing the financial performance of the Company, I look forward to working with the Company’s leadership to further expand its visibility and to help identify, assess, and integrate new opportunities for the Company as it continues to grow so that we can maximize and deliver value for our agent-owners and shareholders.”

Last week, the Company filed its Annual Report for 2015 (available for viewing at investors.exprealty.com) showing increases in Company year-end net revenues (71%); cash flows from operations (42%); and, its net real estate agent and broker base (84%). In February, the Company announced that it had surpassed 1,000 real estate agents and brokers who affiliate with the Company across 35 states and parts of Canada.

We are very fortunate to be able to welcome Peter and Alan to our executive team,” said Founder and CEO, Glenn Sanford. “It’s incredibly exciting to be able to attract such talented and experienced leaders as we continue to grow, mature, and execute on initiatives."

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About eXp Realty International Corporation

eXp Realty International Corporation is the holding company for a number of companies most notably eXp Realty LLC, the Agent-Owned Cloud BrokerageTM as a full-service real estate brokerage providing 24/7 access to collaborative tools, training, and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. This effectively reduces agents’ overhead, increases their profits, and provides greater service value to consumers.

As a publicly-traded company, eXp Realty International Corporation uniquely offers agents and brokers the opportunity to earn equity awards for production and contributions to overall company growth. eXp Realty, LLC and eXp Realty of Canada, Inc. also feature an aggressive revenue sharing program that pays agents a percentage of gross commission income earned by fellow real estate professionals who they attract into the Company.

For more information you can follow eXp Realty International Corporation on Twitter, LinkedIn, Facebook, YouTube, or visit investors.exprealty.com or www.exprealty.com.

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Investor Relations Contact Information:	Trade and Media Contact Information:
Glenn Sanford, Chairman & CEO	Jason Gesing, President
eXp Realty International Corporation	eXp Realty International Corporation
glenn@exprealty.com	jason@exprealty.com
360-389-2426	617-970-8518

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